INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form SB-2 of our report dated May 22, 2003, relating to the financial statements of Narrowstep Inc. and subsidiary (a development stage company).

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Eisner LLP
New York, New York
September 8, 2003